SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 8, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

1

Item 1.01.     Entry into a Material Definitive Agreement

               On February 2, 2005, the Compensation Committee of the Company's Board of Directors approved a 2004 variable compensation award under the Company's Variable Compensation Plan and a grant of stock options, time-vested and performance-based restricted stock units (RSU) under the Company's Stock Performance Plan to the following named executive officers:
	Variable	Stock	Time-Vested	Performance-
	Compensation	Options	RSUs	Based RSUs

R. R. Goodmanson
Executive Vice President & Chief
Operating Officer	$806,000	103,500	13,500	14,900

J. C. Hodgson
Senior Vice President	$581,000	57,400	7,500	7,500

S. J. Mobley
Senior Vice President, Chief
Administrative Officer & General
Counsel	$571,000	70,700	9,200	9,200

G. M. Pfeiffer
Senior Vice President & Chief
Financial Officer	$571,000	70,700	9,200	9,200

               The Variable Compensation Plan provides approximately 6,600 employees, including executive officers, total annual compensation that varies up or down based on the performance of the Company as it relates to earnings per share and return on investor's capital, the performance of their business unit based on operating income, free cash flow and revenue, and their individual contribution based on individual objectives.

               Under the terms and conditions of the Stock Performance Plan, options and time-vested RSUs will vest in one-third increments over three years. Options will have a six-year term. Performance-based RSUs will be paid out based on revenue growth and return on investor's capital relative to the Company's peer companies over a three-year period.

               The Variable Compensation Plan is on file with the Securities and Exchange Commission as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Stock Performance Plan is on file with the Securities and Exchange Commission as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

2

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ G. M. Pfeiffer
G. M. Pfeiffer
Senior Vice President & Chief Financial Officer

February 8, 2005

3